UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Aire Drive, Bay Shore, New York		11706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-6400

50B N. Gary Avenue, Roselle, IL 60172
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2009 Del Global Technologies Corp. (the “Company”) announced that on November 24, 2009, the Company entered into and consummated an Asset Acquisition Agreement (the “Agreement”) with Del Medical Imaging Corp., a wholly-owned subsidiary of the Company (“DMI”), U.M.G. Inc. (“UMG”) and Del Medical, Inc. (the “Acquirer”), an affiliate of UMG, pursuant to which DMI transferred certain assets and product lines of DMI to the Acquirer.

Pursuant to the Agreement, the Acquirer (i) assumed all of the Company’s and DMI’s post-closing obligations in connection with the Company’s lease of its facilities in Roselle, Illinois, (ii) accepted all of DMI’s inventory related to the DMI business on a consignment basis, (iii) hired select DMI employees and (iv) assumed certain other liabilities of the business, including outstanding warranty obligations.

The foregoing summary of the material terms of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the consummation of the Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Acquisition Agreement dated as of November 24, 2009 by and among Del Global Technologies Corp., Del Medical Imaging Corp., Del Medical, Inc. and U.M.G. Inc.

99.1	Press Release dated November 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.

Dated: November 30, 2009	By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	Chief Financial Officer